UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

SUNSHINE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1177 Avenue of the Americas, 5th Floor

New York , NY 10036

(Address of principal executive offices) (zip code)

(332) 216-1147

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 24, 2023, Sunshine Biopharma, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). On September 21, 2023, the Company received another notification letter from Nasdaq advising that Nasdaq’s staff had determined that the Company was eligible for an extension of an additional 180 calendar day period, or until March 18, 2024, to cure the bid price deficiency.

On February 28, 2024, the Company received a notification letter from Nasdaq advising that Nasdaq’s staff had determined that as of February 27, 2024, the Company’s common stock had a closing bid price of $0.10 or less for ten consecutive trading days and accordingly, the Company was subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). Accordingly, Nasdaq determined to remove the Company’s securities from listing and registration on The Nasdaq Stock Market, subject to the procedures set forth in the Nasdaq Listing Rule 5800 Series which provide the Company with the opportunity to appeal this determination. If the Company failed to file such appeal by March 6, 2024, trading of the Company’s common stock would be suspended at the opening of business on March 8, 2024, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”), which would remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On February 28, 2024, the Company submitted such appeal, and a hearing has been scheduled for April 25, 2024. Accordingly, the delisting action referenced in the Nasdaq staff’s determination letter has been stayed, pending a final written decision by the Nasdaq Hearings Panel.

The Company has received shareholder approval for and intends to effect a 40-for-1 reverse stock split 20 days after the mailing of its definitive information statement (the preliminary form of which was filed with the SEC on February 21, 2024) to shareholders, to regain compliance with the Minimum Bid Price Requirement. There is no assurance the Company will regain compliance with the Minimum Bid Price Requirement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2024	SUNSHINE BIOPHARMA, INC.

By: /s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer

3